UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Investment Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2012.  As of April 30, 2012, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 220,006,421 shares of common stock were eligible to be voted, and 78,753,850 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon:

•
Proposal No. 1 – the election of ten members of the board of directors of the Company to serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified; and

•
Proposal No. 2 – the ratification of the appointment of McGladrey LLP (formerly McGladrey & Pullen, LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

All director nominees listed in the Company’s 2012 proxy statement were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Adelman	76,194,095.44	2,559,754.86	0
Gregory P. Chandler	76,277,909.88	2,475,940.42	0
Michael C. Forman	76,239,322.29	2,514,528.01	0
Barry H. Frank	76,171,967.21	2,581,883.09	0
Thomas J. Gravina	76,204,357.23	2,549,493.07	0
Michael J. Hagan	76,254,018.99	2,499,831.31	0
Jeffrey K. Harrow	76,245,920.31	2,507,929.99	0
Michael Heller	76,239,077.56	2,514,772.74	0
Paul Mendelson	76,235,383.35	2,518,466.95	0
Thomas J. Ridge	76,151,432.83	2,602,417.47	0

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was also approved by the Company’s stockholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	75,610,771.89
Votes Against	944,726.15
Abstentions	2,198,352.26
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	June 22, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer